Exhibit 99.2

deCODE Launches Phase II Clinical Trial in Asthma

Reykjavik, ICELAND, May 18, 2005 - deCODE genetics (Nasdaq:DCGN) today announced that it has begun dosing of patients in a Phase II clinical trial in asthma. deCODE has isolated a gene which plays an important role in the development of asthma. The gene encodes a kinase which is the target of the compound that will be tested in the trial. The compound was developed by third party for the treatment of a different indication.

The trial is randomized, double-blind and placebo-controlled, and will enroll approximately 160 asthma patients with the at-risk variants of the gene. The study cohort will be divided evenly into four groups, three receiving various doses of active drug and one receiving placebo. The study will examine safety and tolerability, as well as the effectiveness of the various dose levels on improving lung function and reducing airway inflammation, as measured by spirometry tests, exhaled nitric oxide levels, biomarkers in sputum, as well as bronchial provocation tests. Patients will be on drug for eight weeks, and deCODE expects to announce the results of the trial in the fall. Neither the name of the partner company nor the compound has been disclosed.

“This is the third compound we have entered into clinical trials based upon our discoveries in the genetics of common diseases. Asthma is the most common chronic disease in the industrialized world and its prevalence is increasing. We are excited by the opportunity to develop a novel, non-steroidal means of controlling the inflammatory cascade that is the root cause of asthma attacks. Our approach to clinical development provides us an efficient means of examining the biological effect of the compound as well as its ability to improve lung function and reduce the number and severity of attacks,” said Kari Stefansson, CEO of deCODE.

About Asthma

Asthma is a chronic condition resulting from inflammation of the airway and lungs. It is the most common chronic disorder in children and young adults, ranging in prevalence from 10-30% in the industrialized world. Asthma attacks, which range from mild wheezing to severe constriction of breathing requiring immediate medical intervention, result from an abnormal and exaggerated immune response to certain environmental “triggers” - including pollen, dust, tobacco smoke and viral infection. The most effective treatment for asthma is the family of steroids known as glucocorticoids. These drugs are effective in controlling symptoms attributed to airway inflammation, but also have potentially serious side-effects, particularly when administered over a long period of time. One of the principal goals in the development of new methods for treating asthma is therefore to identify non-steroidal drugs that can effectively control the inflammatory response underlying asthma symptoms.

About deCODE genetics

deCODE is a biopharmaceutical company applying its discoveries in human genetics to the development of drugs for common diseases. deCODE is a global leader in gene discovery - our population approach and resources have enabled us to isolate key genes contributing to major public health challenges from cardiovascular disease to cancer, genes that are providing us with drug targets rooted in the basic biology of disease. deCODE is also leveraging its expertise in human genetics and integrated drug discovery and development capabilities to offer innovative products and services in DNA-based diagnostics, bioinformatics, genotyping, structural biology, drug discovery and clinical development. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.